EXHIBIT 10.13

TERMINATION AGREEMENT

This Termination Agreement (“Agreement “) is entered into this 4th day of June 2018 (the “Effective Date”) by and between Pepper Lane North, LLC, a Nevada limited liability company (“Pepper North” or “Tenant”), and Pepper NV, LLC, a Nevada limited liability company successor in interest to TI Nevada, LLC, a Nevada limited liability company (“Landlord”). Tenant and Landlord may hereinafter be referred to individually as a “Party” and collectively as the “Paities”.

Recitals

WHEREAS, Landlord is the owner of real property located at 3373 Pepper Lane, Las Vegas, NV 89120;

WHEREAS, Landlord and Tenant on or about December 14, 2017 entered into that certain Shopping Center Shop Lease agreement for the lease of the premises located at 3373 Pepper Lane, Las Vegas, NV 89120 (the “Lease”) attached hereto as Exhibit A;

WHEREAS, Nevada Medical Group, LLC, a Nevada limited liability company (“NMG”) is a member of the Tenant, owning fifty percent (50%) of the membership of the Tenant;

WHEREEAS, on or about December 15, 2017 the Tenant made a non- refundable lease deposit in the amount of four hundred thousand and 00/100 dollars ($400,000) which was paid though escrow to the previous property owner and credited to Landlord (“Deposit”).

WHEREAS Tenant and Landlord now desire to cancel the Lease;

WHEREAS, Tenant’s and Landlord wish to fully and finally settle any and all claims and disputes of any kind or nature between them by the terms of this Agreement.

NOW, THEREFORE, in consideration of the promises, and the mutual covenants herein contained, the parties hereto agree as follows:

Agreement

In consideration of the promises, agreements and conditions contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged and shall be conclusively presumed , the parties agree to the following:

1.	Lease Termination. The Parties agree that the Lease dated on or about December 14th, 2017 between Landlord and Tenant shall immediately be terminated, and neither Party shall have any further obligations or rights under the Lease, including but not limited to Tenant’s obligation to make monthly payments on the Lease to Landlord.

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2.	Lease Deposit. In return for the Lease cancelation, Landlord shall retain the full amount of the Deposit.

3.	Mutual Release. The Parties hereby fully release and discharge each other Party and each other Party’s affiliates, agents, officers, directors, parents, subsidiaries, employees, officers, directors, members, successors and assigns from any and all claims, causes of action, damages, losses, rights or liabilities whatsoever, whether grounded in contract, tort, equity, or regulatory violation, known or asserted, that are related to the Lease, or any matters arising from the Lease or connected therevlith (collectively, the “Claims”). Consideration provided pursuant to this Agreement shall be regarded as full satisfaction and release of any and all liability, fault, or obligation to the other Party. The term Claims is intended to be broadly and comprehensively defined as including any and all manner of civil or resulting fault or liability whatsoever based upon, in connection with, or arising out of the Lease whether or not presently asserted, including Claims that are not accrued or suspected to exist.

4.	Full Satisfaction. The Parties acknowledge that the fulfillment of the terms of this Agreement shall constitute full satisfaction of, and shall be in consideration of, any and all Claims, whether asserted or unasserted, that each Party may have against the other Party, related in any way to the Claims.

5.	No Admission of Liability. By entering into this Agreement, no Party shall be deemed to admit: (i) any liability for any Claims; (ii) any wrongdoing or fault; nor (iii) violation of any law, precedent, rule, regulation or statute. The Parties agree that they shall make no statement to any third party that may be understood or may imply to be understood to mean that the other Party to this Agreement admitted any liability for any Claims, for any wrongdoing or fault, or for a violation of any law, precedent, rule, regulation or statute.

6.	Non-Disparagement. The Parties shall not, directly or indirectly, make or solicit any disparaging remarks concerning the other Party. Neither Party, acting by formal statement or through its officers or directors (while serving in such capacities), shall, directly or indirectly, make or solicit or encourage others to make or solicit any disparaging remarks concerning the other Party; provided that the foregoing shall not be violated by good faith statements made to the Party’s governing body. Notwithstanding the foregoing, nothing herein shall prohibit or restrict any person from providing statements or information that such person believes in good faith to be necessary or advisable in connection with: (i) any legal proceeding or investigation conducted by any governmental authority or quasi-governmental authority; or (ii) each other Party’s compliance with any of its legal or regulatory obligations.

7.	Confidentiality. The Parties shall keep the terms and conditions of this Agreement confidential and sha1l not disclose them to anyone for any reason other than to their respective attorneys, accountants or other legal advisors; or pursuant to a court order compelling such production. Additionally , the Parties shall not, and shall direct their respective representatives not to, disclose the existence of this Agreement.

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8.	Indemnification. Each Party shall defend, indemnify and hold harmless the other Party against all claims, suits, proceedings, costs, damages, losses, fees and expenses (including attorneys’ fees), and judgments incurred, claimed or sustained by the other Party arising out of (i) any claim that the Party has failed to keep the terms of this Agreement, or the existence of this Agreement, confidential; or (ii) any misrepresentation or representation or warranty or breach of a covenant made by the Party herein.

9.	Miscellaneous.

a.	Authority. Each of the Parties represents and warrants that it has all power and authority to enter into this Agreement and perform its duties and obligations under this Agreement. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary action on the part of each Party.

b.	Governing Law. This Agreement shall be construed and governed in accordance with Nevada law.

c.	Counterparts. This Agreement may be executed in counter-parts, and facsimile copies of signatures shall have the same force and effect as originals .

d.	Entire Agreement, Amendment. This Agreement constitutes the entire agreement between the parties and supersedes all prior negotiations, promises, representations, and agreements, whether written or oral. It is expressly understood and agreed that this Agreement may not be altered, amended, modified or otherwise changed in any respect except by a writing duly executed by authorized representatives of the parties hereto.

e.	Successors. This Agreement is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, shareholders, subsidiaries, affiliates, parent companies, owners, assigns, and successors.

f.	Independent Counsel. The pa1ties represent and acknowledge that they have had the opportunity to consult fully with an attorney about the terms of this Agreement, and they are not relying and have not relied on any representation or statements made by any of the other parties, their attorneys, associates or agents with regard to the subject matter of this Agreement, its basis or effect or otherwise, beyond those expressly contained in this Agreement.

g.	No P1ior Transfers of Claims. Each Party warrants and represents that such Party has not assigned, sold, or otherwise transferred or disposed of, and will not assign, sell, or otherwise transfer or dispose of, any interest in the Claims settled and/or released pursuant to this Agreement.

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h.	Time of the Essence. Time is of the essence of this Agreement.

i.	Severability. If any provision of this Agreement is held invalid or unenforceable, then the remainder of the Agreement shall not be affected.

j.	Preparation of the Agreement. The parties have entered in this Agreement without duress and having the opportunity to consult with counsel. Because the pa1ties have had the opportunity to review this Agreement with counsel, the agreement will not be construed against either party as the drafter.

k.	Attorneys’ Fees. Should any party to this Agreement be required to engage the services of an attorney to enforce any provision of this Agreement, the prevailing party shall be entitled to all of its or his reasonable costs, expenses, and attorneys’ fees.

l.	Reasonable Cooperation. Each of the parties hereto agree to execute any other documents which may be necessary to carry out the terms, covenants, and conditions herein contained, or to carry into effect the purposes of this Agreement.

m.	Binding Effect. Each of the parties warrants that the person who signs this Agreement on its behalf has the authority to bind the party.

[Signatures on following page]

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IN WITNESS WHEREOF, this Agreement is entered into as of the Effective Date by the Parties hereto.

LANDLORD

Pepper NV, LLC
TI Nevada, LLC
/s/ Robert Hasman	/s/ Robert Hasman
Robert Hasman, Manager	Robert Hasman, Manager

6/4/2018	6/4/2018
Date	Date

TENANT

Pepper Lane North, LLC

/s/ Robert Hasman	/s/ Steve Menzies
Robert Hasman, Manager	Steve Menzies, Manager

6/4/2018	6/5/2018
Date	Date

MEMBERS OF TENANT

Nevada Medical Group, LLC	LivFree Wellness, LLC

/s/ Robert Hasman	/s/ Steve Menzies
Robert Hasman, Manager	Steve Menzies, Manager

6/4/2018	6/5/2018
Date	Date

SHAREHOLDER OF NMG	SHAREHOLDER OF DEP NEVADA

DEP Nevada, LLC	Body and Mind, Inc.

/s/ Robert Hasman	/s/ Leonard Clough
Robert Hasman, Director	Leonard Clough, President

6/4/2018	6/4/2018
Date	Date

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